As Filed With The Securities And Exchange Commission On August 30, 1996

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                  --------------------------------------------

                            WHOLE FOODS MARKET, INC.

               (Exact name of issuer as specified in its charter)

           Texas                                        74-1989366
 (State of incorporation)                 (I.R.S. employer identification no.)

                                 601 North Lamar
                                    Suite 300
                                  Austin, Texas
                     (Address of principal executive office)

                                      78703
                                   (Zip code)

              Second Amended and Restated 1991 Stock Incentive Plan
                          of Fresh Fields Markets, Inc.
          1994 Director Stock Option Plan of Fresh Fields Markets, Inc.
                            (Full title of the plans)

                               Glenda J. Flanagan
                   Vice President and Chief Financial Officer
                            Whole Foods Market, Inc.
                           601 North Lamar, Suite 300
                               Austin, Texas 78703
                                  512-477-5566

            (Name, address and telephone number, including area code,
                              of agent for service)

                                Bruce H. Hallett
                            Crouch & Hallett, L.L.P.
                               717 N. Harwood St.
                                   Suite 1400
                               Dallas, Texas 75201
                                  214-953-0053

                  --------------------------------------------
APPROXIMATE DATE OF PROPOSED COMMENCEMENT OF SALES PURSUANT TO THE PLAN: Sales to the optionees of securities proposed to be registered hereunder will occur from time to time after the effective date of this Registration Statement.
                  --------------------------------------------

                         CALCULATION OF REGISTRATION FEE


                                       Proposed Maximum     Proposed Maximum
Title of Securities    Amount to be        Offering             Aggregate         Amount of
 to be Registered      Registered      Price Per Share       Offering Price      Registration Fee
- -------------------    -------------   -----------------    -----------------    -----------------

Common Stock,
no par value           542,212  Shs.   $   33.57            $  18,202,057        $    6,277


* Estimated solely for purposes of calculating the registration fee, which has been computed in accordance with Rule 457(h), based on the average of the high and low prices reported on the Nasdaq National Market for the registrant's securities on August 28, 1996.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.


     The documents listed (i) through (iii) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     (i) The Company's latest annual report filed pursuant to Section 13 or 15(d) of the 1934 Act or the latest prospectus filed pursuant to Rule 424(b) or
(c) under the Securities Act of 1933 (the "1933 Act"), which contains, either directly or by incorporation by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed.

     (ii) All other reports filed pursuant to Section 13(a) and 15(d) of the 1934 Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (i) above.

     (iii) The description of the Company's Common Stock which is contained in a registration statement on Form 8-A filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Article 2.02-1 of the Texas Business Corporation Act provides generally and in pertinent part that a Texas corporation may indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.

     The registrant's Restated Articles of Incorporation provide that no director shall be liable to the registrant or its shareholders for monetary damages for breach of fiduciary duty, provided that the liability of a director is not limited (i) for any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) an act related to an unlawful stock repurchase or repayment of a dividend, (iv) any transaction from which such director derived an improper personal benefit or (v) an act or omission for which the liability of a director is expressly provided by law.

     Article VII of the registrant's bylaws provides, in general, that the registrant shall indemnify its directors and officers under the circumstances defined under the Texas Business Corporation Act. The Company has obtained an insurance policy insuring the directors and officers of the Company against certain liabilities, if any, that arise in connection with the performance of their duties on behalf of the Company and its subsidiaries.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     4(a) Second Amended and Restated 1991 Stock Incentive Plan of Fresh Fields Markets, Inc. with amendments thereto (1)

     4(b)   Form of Incentive Stock Option Agreements (1)

     4(c)   Form of Non-Qualified Stock Option Agreement (1)

     4(d)   1994 Director Stock Option Plan with amendments thereto (1)

     4(e)   Form of director option agreement (1)

     5      Opinion of Crouch & Hallett, L.L.P. (1)

     23(a)  Consent of KPMG Peat Marwick (1)

     23(b)  Consent of Crouch & Hallett, L.L.P. (included as part of Exhibit 5)

- ------------------

(1)    Filed herewith.

ITEM 9.  UNDERTAKINGS.

     (1)  The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to (i) included any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the certificate of incorporation or bylaws of the registrant or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin and the State of Texas, on the 29th day of August, 1996.


                                           WHOLE FOODS MARKET, INC.


                                           By  /s/ Glenda J. Flanagan
                                               Glenda J. Flanagan, Vice
                                               President and Chief Financial
                                               Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on August 29, 1996.


Signature                                  Title



/s/ John P. Mackey                         Chairman of the Board
John P. Mackey                             and Director
                                           (Principal Executive Officer)

/s/ Glenda J. Flanagan                     Chief Financial Officer
Glenda J. Flanagan                         (Principal Financial Officer and
                                           Accounting Officer)

/s/ Cristina G. Banks                      Director
Dr. Cristina G. Banks


/s/ John B. Elstrott                       Director
Dr. John B. Elstrott


/s/ Avram J. Goldberg                      Director
Avram J. Goldberg

/s/ Fred "Chico" Lager                     Director
Fred "Chico" Lager


/s/ Linda A. Mason                         Director
Linda A. Mason


/s/ Ralph Z. Sorenson                      Director
Dr. Ralph Z. Sorenson


/s/ James P. Sud                           Director
James P. Sud

                                INDEX TO EXHIBITS

4(a) Second Amended and Restated 1991 Stock Incentive Plan of Fresh Fields Markets, Inc. (1)

4(b)     Forms of Incentive Stock Option Agreements(1)

4(c)     Form of Non-Qualified Stock Option Agreement (1)

4(d)     1994 Director Stock Option Plan, as amended (1)

4(e)     Form of director option agreement (1)

5        Opinion of Crouch & Hallett, L.L.P.

23(a)    Consent of KPMG Peat Marwick.

23(b)    Consent of Crouch & Hallett, L.L.P. (included as part of Exhibit 5(a)).


- -------

(1)      File herewith..
                                       E-1

                                  EXHIBIT 4(a)

                           FRESH FIELDS MARKETS, INC.

                           Second Amended and Restated
                            1991 Stock Incentive Plan


     SECTION I. PURPOSE OF THE PLAN.

     The purposes of this Fresh Fields Markets, Inc. 1991 Stock Incentive Plan (the "1991 Plan") are (i) to provide long-term incentives to those employees of the Corporation designated by the Committee (the "Employee Participants") of Fresh Fields Markets, Inc. (the "Corporation") and its subsidiaries (if any), and any other persons (the "Non-employee Participants") who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries, (ii) to assist the Corporation in retaining and attracting executives and employees with requisite experience and ability, and (iii) to associate more closely the interests of such executives and employees with those of the Corporation's stockholders.

     SECTION II. DEFINITIONS.

     "Code" is the Internal Revenue Code of 1986, as it may be amended from time to time.

     "Common  Stock"  is the $.01 par  value  common  stock of the  Corporation.

     "Committee"  is defined in Section III,  paragraph  (a).

     "Corporation"  is defined in  Section I.

     "Corporation  ISOs" are all stock options  (including 1991 Plan ISOs) which
(i) are Incentive Stock Options and (ii) are granted under any plans (including this 1991 Plan) of the Corporation, a Parent Corporation or a Subsidiary Corporation.

     "Employee Participants" is defined in Section I.

     "Fair Market Value" of any property is the value of the property as reasonably determined by the Committee.

     "Incentive Stock Option" is a Stock Option which is treated as an incentive stock option under Section 422 of the Code.

     "1991  Plan" is defined  in  Section I.

     "1991 Plan  ISOs" are Stock  Options  which are  Incentive  Stock  Options.

     "Non-employee Participants" is defined in Section I.

     "Non-Qualified Option" is a Stock Option which does not qualify as an Incentive Stock Option or for which the Committee provides, in the terms of such option and at the time such option is granted, that the option shall not be treated as an Incentive Stock Option.

     "Parent Corporation" has the meaning provided in Section 424(e) of the Code.

     "Participants" are all persons who are either Employee Participants or Non-employee Participants.

     "Permanent and Total Disability" has the meaning provided in Section 22(e)(3) of the Code.

     "Restricted Stock" means shares of Common Stock issued or transferred to an Employee Participant pursuant to Section V.

     "Section 16 of the 1934 Act" means Section 16 of the Securities Exchange Act of 1934, or any successor or similar provision.

     "Stockholder Approval" means the affirmative vote of at least a majority of the shares of Common Stock present and entitled to vote at a duly held meeting of the stockholders of the Corporation, unless a greater vote is required by state law, the Code, or the rules under Section 16 of the 1934 Act, in which case such greater requirement shall apply. Stockholder approval may be obtained by written consent or other means, to the extent permitted by Delaware law.

     "Stock Options" are rights granted pursuant to this 1991 Plan to purchase shares of Common Stock at a fixed price.

     "Subsidiary Corporation" has the meaning provided in Section 424(f) of the Code.

     "Ten Percent Stockholder" means, with respect to a 1991 Plan ISO, any person who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Parent Corporation or any Subsidiary Corporation at the time such 1991 Plan ISO is granted.

     SECTION III. ADMINISTRATION.

     (a) The Committee. The Plan shall be administered by the Board of Directors of the Corporation, or if the Board so determines, by a Committee designated by the Board of Directors of the Corporation (the administering body is hereafter referred to as the "Committee"). No person shall be eligible to be a member of the Committee if that person's membership would prevent the Plan from complying with Section 16 of the 1934 Act or rules adopted thereunder. The Committee, in administering the Plan, shall have such authority as may from time to time be determined by the Board.

     (b) Applicable Law. This 1991 Plan, and all Stock Options and awards of Restricted Stock, shall be governed by the law of the State of Delaware.

     SECTION IV. TERMS OF STOCK OPTIONS.

     (a) Agreements. Stock Options shall be evidenced by a written agreement between the Corporation and the Participant awarded the Stock Option (an "Option Agreement"). Said Option Agreement shall be in such form, and contain such terms and conditions (not inconsistent with this 1991 Plan) as the Board of Directors or the Committee may determine. If the Stock Option described therein is not intended to be an Incentive Stock Option, but otherwise qualifies as an Incentive Stock Option, such Option Agreement shall include the following, or a similar, statement: "This stock option is not intended to be an Incentive Stock Option, as the term is described in Section 422 of the Internal Revenue Code of 1986, as amended."

     (b) Term. Stock Options shall be for such periods as may be determined by the Committee, provided that in the case of 1991 Plan ISOs, the term of any such 1991 Plan ISO shall not extend beyond three months after the time the Participant ceases to be an employee of the Corporation. Notwithstanding the foregoing, the Committee may provide in a 1991 Plan ISO that, in the event of the Permanent and Total Disability or death of the Participant, the 1991 Plan ISO may be exercised by the Participant or his estate (if applicable) for a period of up to one year after the date of such Permanent and Total Disability or death. In no event may a 1991 Plan ISO be exercisable (including provisions, if any, for exercise in installments) subsequent to ten years after the date of grant, or, in the case of 1991 Plan ISOs granted to Ten Percent Stockholders, more than five years after the date of grant.

     (c) Purchase Price. The purchase price of shares purchased pursuant to any Stock Option shall be determined by the Committee, and shall be paid by the Participant in full upon exercise, (a) in cash or, (b) as the Committee, in its sole discretion, may permit, by delivery of (i) shares of Common Stock (valued at their Fair Market Value on the date of such exercise), (ii) any other property (valued at its Fair Market Value on the date of such exercise), or
(iii) any combination of cash, stock and any such other property. Notwithstanding the foregoing, the Committee may establish cashless exercise procedures which provide for the exercise of an Option and sale of the underlying Share by a designated broker and delivery of the Shares by the Company to such broker. In no event will the purchase price of Common Stock be less than the par value of the Common Stock. Furthermore, the purchase price of Common Stock subject to a 1991 Plan ISO shall not be less than the Fair Market Value of the Common Stock on the date of the issuance of the 1991 Plan ISO, provided that in the case of 1991 Plan ISOs granted to Ten Percent Stockholders, the purchase price shall not be less than 110% of the Fair Market Value of the Common Stock on the date of grant of the 1991 Plan ISO.

     (d) Further Restrictions as to Incentive Stock Options. To the extent that the aggregate Fair Market Value of Common Stock with respect to which Corporation ISOs (determined without regard to this section) are exercisable for the first time by any Employee Participant during any calendar year exceeds $100,000, such Corporation ISOs shall be treated as options which are not Incentive Stock Options. For the purpose of this limitation, options shall be taken into account in the order granted, and the Committee may designate that portion of any Corporation ISO that shall be treated as not an Incentive Stock Option in the event that the provisions of this paragraph apply to a portion of any option, unless otherwise required by the Code or regulations of the Internal Revenue Service. The foregoing designation may be made at such time as the Committee considers appropriate, including to the extent permitted under the Code and the regulations thereunder after the grant of the Stock Option or at the time of its exercise. For the purpose of this Section IV, Fair Market Value shall be determined as of the time the option with respect to such stock is granted.

     (e) Restrictions. At the discretion of the Committee, the Common Stock issued pursuant to the Stock Options granted hereunder may be subject to restrictions on vesting or transferability.

     SECTION V. AWARDS OF RESTRICTED STOCK

     (a) Grant. The Committee may grant awards to Participants of Restricted Stock, which shall be evidenced by a written agreement (a "Restricted Stock Agreement") between the Corporation and the Participant. Each Restricted Stock Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Restricted Stock Agreements may require that an appropriate legend be placed on share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section V.

     (b) Rights of Participant. Shares of Restricted Stock granted pursuant to an award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the award is granted provided that the Participant has executed a Restricted Stock Agreement evidencing the award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such shares. If a Participant shall fail to execute the Restricted Stock Agreement evidencing a Restricted Stock award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the award is granted, the award shall be null and void. At the discretion of the Committee, shares issued in connection with a Restricted Stock award shall be deposited together with the stock powers with an escrow agent (which may be the Corporation) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restricted Stock Agreement, upon delivery of the shares to the escrow agent, the Participant shall have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

     (c) Non-transferability. Until all restrictions upon the shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in subsection (d) and the applicable Restricted Stock Agreement, such shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant.

     (d) Lapse of Restrictions. Restrictions upon shares of Restricted Stock awarded hereunder shall lapse, and any shares in respect of which the restrictions have not lapsed shall be forfeited, at such time or times and on such terms and conditions as the Committee may determine, which restrictions and forfeiture provisions shall be set forth in the Restricted Stock Agreement evidencing the award.

     (e) Treatment of Dividends. At the time an award of shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such shares by the Corporation shall be (i) deferred until the lapsing of the restrictions imposed upon such shares and (ii) held by the Corporation for the account of the Participant until such time. In the event that dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in shares of Common Stock (which shall be held as additional shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends in respect of shares of Restricted Stock (whether held in cash or as additional shares of Restricted Stock), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the shares in respect of which the deferred dividends were paid, and any dividends deferred (together with any interest accrued thereon) in respect of any shares of Restricted Stock shall be forfeited upon the forfeiture of such shares.

     (f) Delivery of Shares. Upon the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Participant with respect to such shares.

     SECTION VI. MISCELLANEOUS

     (a) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect income or other taxes upon the grant or exercise of a Stock Option or an award or vesting of Restricted Stock. The Corporation may require, as a condition to the issuance or transfer of any shares hereunder in connection with the exercise of a Stock Option or an award or vesting of Restricted Stock, or demand, at such other time as it may consider appropriate, that the Participant pay the Corporation the amount of any taxes which the Corporation may determine is required to be withheld or collected, and the Participant shall comply with the requirement or demand of the Corporation. In its discretion, the Corporation may withhold shares to be received upon exercise of a Stock Option or in connection with an award or vesting of Restricted Stock if it deems this an appropriate method for withholding or collecting taxes.

     (b) Securities Law Compliance. Upon exercise (or partial exercise) of a Stock Option or award of Restricted Stock, the Participant or other holder of the Stock Option or an award of Restricted Stock shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer stock in compliance with the provisions of applicable federal and/or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of shares of Common Stock upon any exercise of an Option or an award or vesting of Restricted Stock until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. Furthermore, the Corporation is not obligated to register or qualify the shares of Common Stock to be issued upon exercise of a Stock Option or an award or vesting of Restricted Stock under federal and/or state securities laws (or to register or qualify them at any time thereafter), and it may refuse to issue such shares if, in its sole discretion, registration or exemption from registration is not practical or available. The Corporation may require that prior to the issuance or transfer of shares of Common Stock upon exercise of a Stock Option or an award or vesting of Restricted Stock, the Participant enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and/or state securities laws. Certificates of Common Stock issued hereunder may bear a legend reflecting such restrictions.

     (c) Right to Stock Option or Restricted Stock. No employee of the Corporation or any other person shall have any claim or right to be a Participant in this 1991 Plan or to be granted a Stock Option or awarded Restricted Stock hereunder. Neither this 1991 Plan nor any action taken hereunder shall be construed as giving any person any right to be retained in the employ of the Corporation. Nothing contained hereunder shall be construed as giving any person any equity or interest of any kind in any assets of the Corporation or creating a trust of any kind or a fiduciary relationship of any kind between the Corporation and any such person. As to any claim for any unpaid amounts under this 1991 Plan, any person having a claim for payments shall be an unsecured creditor.

     (d) Indemnity. Neither the Board of Directors nor the Committee, nor any members of either, nor any employees of the Corporation or any parent, subsidiary, or other affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this 1991 Plan, and the Corporation hereby agrees to indemnify the members of the Board of Directors, the members of the Committee, and the employees of the Corporation and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

     (e) Participation by Foreigners. Without amending this 1991 Plan, except to the extent required by the Code in the case of Incentive Stock Options, the Committee may modify grants made to Participants who are foreign nationals or employed outside the United States so as to recognize differences in local law, tax policy, or custom.

     SECTION VII. AMENDMENT AND TERMINATION

     The Board of Directors of the Corporation may at any time, and from time to time, amend, suspend or terminate this 1991 Plan in whole or in part; provided, that neither the Board of Directors nor the Committee may amend or modify the definition of Employee Participants, materially increase the benefits accruing to Participants, increase the number of shares of Common Stock reserved for purposes of this 1991 Plan, extend the term of this 1991 Plan, materially modify the requirements to be a Participant in this 1991 Plan, or otherwise modify the 1991 Plan in any way or manner requiring the approval of the Stockholders under the Code or Section 16 of the 1934 Act, or rules and regulations thereunder, without Stockholder Approval and compliance with any applicable law, rules, or regulations. Except as provided herein, no amendment, suspension or termination of this

1991 Plan may, without such Participant's consent, affect the rights hereunder of a Participant to whom a Stock Option or an award of Restricted Stock has been granted. The Committee is specifically authorized to convert, in its discretion, the unexercised portion of any 1991 Plan ISO granted to an Employee Participant to a Non-Qualified Option at any time prior to the exercise, in full, of such 1991 Plan ISO.

     SECTION VIII. ADJUSTMENTS UPON CHANGES IN STOCK

     If there shall be any increase or decrease in the number of shares of Common Stock, or any change in the Common Stock or exchange of Common Stock for a different number or kind of shares or other securities of the Company by reason of reclassification, merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Corporation (a "Change in Capitalization"), appropriate adjustments may be made by the Board of Directors of the Corporation (or if the Corporation is not the surviving corporation in any such transaction, the Board of Directors of the surviving corporation) in the aggregate number and kind of shares subject to this 1991 Plan, and the number and kind of shares and the price per share subject to outstanding Stock Options; provided, that such adjustment does not affect the qualification of any 1991 Plan ISO as an Incentive Stock Option. In connection with the foregoing, the Board of Directors may issue new Stock Options in exchange for outstanding Stock Options.

     SECTION IX. SHARES OF STOCK SUBJECT TO THE PLAN

     The number of shares of Common Stock that may be the subject of awards under this 1991 Plan shall not exceed an aggregate of 1,000,000 shares. Shares to be delivered under this 1991 Plan may be either authorized but unissued shares of Common Stock or treasury shares. Any shares subject to a Stock Option hereunder which for any reason expires unexercised, shares reacquired by the Corporation because restrictions thereon do not lapse, shares returned because payment is made hereunder in stock of equivalent value rather than in cash, and/or shares reacquired from a recipient for any other reason shall, at such time, no longer count towards the aggregate number of shares which have been the subject of Stock Options issued hereunder, and such number of shares shall be subject to further awards under this 1991 Plan; provided, that the total number of shares then eligible for award under this 1991 Plan may not exceed the total specified in the first sentence of this
Section IX.

     SECTION X. EFFECTIVE DATE AND TERM OF THIS PLAN

     The effective date of the Plan shall be the date of its adoption by the Board (the "Effective Date"), subject only to the approval, within twelve (12) months of the adoption of the Plan by the Board, by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held or to act by written consent, in either case in accordance with the applicable laws of the State of Delaware. Awards under this 1991 Plan may be made during the period of ten years commencing on the Effective Date. The period during which a Stock Option may be exercised or an award of Restricted Stock may be outstanding may extend beyond that time as provided herein.

                                 AMENDMENT NO. 1
                                       TO
                           FRESH FIELDS MARKETS, INC.
                           SECOND AMENDED AND RESTATED
                            1991 STOCK INCENTIVE PLAN


     WHEREAS, Fresh Fields Markets, Inc. (the "Company") has enacted and maintained the Fresh Fields Markets, Inc. Second Amended and Restated 1991 Stock Incentive Plan (the "Plan"), dated as of May 11, 1994;

     WHEREAS,   the  Plan  permits  the  grant  of  Incentive   Stock   Options,
Non-Qualified Options and Restricted Stock (all as defined in the Plan);

     WHEREAS, the Board of Directors now desires to amend the Plan to increase the number of shares authorized to be issued thereunder and to address other issues; and

     WHEREAS, Section VII of the Plan authorizes the Board of Directors to amend
the  Plan  in  such  a  manner,   subject  to  the  approval  of  the  Company's
stockholders;

     NOW THEREFORE, the Plan hereby is amended as follows:

          1. Section I(i) of the Plan is amended to read in its entirety as follows:

               "(i) to provide long-term incentives in the form of Incentive Stock Options, Non-Qualified Options and Restricted Stock to those employees of the Corporation designated by the Committee (the "Employee Participants") of Fresh Fields Markets, Inc. (The "Corporation") and its subsidiaries (if any), and any other persons (the "Non-employee Participants") who are in a position to contribute to the long-term success and growth of the Corporation and its subsidiaries,"

          2. Section VII of the Plan is amended by increasing the number of shares of Common Stock authorized for issuance in accordance with the terms of the Plan from 1,000,000 shares to 1,500,000 shares.

          3.   This  Amendment  No. 1 shall be  effective  on  October  5, 1994,
               subject  to  the  approval  of  the  Company's   shareholders  in
               accordance with the Plan.


     IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed by its President this _____ day of October, 1994.

                                           FRESH FIELDS MARKETS, INC.



                                           By:    _____________________________
                                           Name:
                                           Title: President

                                 AMENDMENT NO. 2
                                       TO
                           FRESH FIELDS MARKETS, INC.
                           SECOND AMENDED AND RESTATED
                            1991 STOCK INCENTIVE PLAN


     WHEREAS, Fresh Fields Markets, Inc. (the "Company") has enacted and maintained the Fresh Fields Markets, Inc. Second Amended and Restated 1991 Stock Incentive Plan (the "Plan"), dated as of May 11, 1994;

     WHEREAS, the Board of Directors now desires to amend the Plan, for among other reasons, to increase the number of shares authorized to be issued thereunder; and

     WHEREAS, Section VII of the Plan authorizes the Board of Directors to amend
the  Plan  in  such  a  manner,   subject  to  the  approval  of  the  Company's
stockholders;

     NOW THEREFORE, the Plan hereby is amended as follows:

          1. The first sentence of Section IV(a) of the Plan is amended to read in its entirety as follows: Stock Options shall be evidenced, in the Committee's sole discretion, by (i) a written agreement between the Corporation and the Participant to whom the Stock Option is awarded, or (ii) other appropriate means ("Option Agreement").

          2. Section VII of the Plan is amended by increasing the number of shares of Common Stock authorized for issuance in accordance with the terms of the Plan from 1,500,000 shares to 3,000,000 shares.

          3.   This  Amendment  No. 2 shall be  effective  on  April  25,  1995,
               subject  to  the  approval  of  the  Company's   shareholders  in
               accordance with the Plan.


     IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed by its President this 25th day of April, 1995.



                                           FRESH FIELDS MARKETS, INC.



                                           By:    _____________________________
                                           Name:  Mark S. Ordan
                                           Title: President

                                  EXHIBIT 4(b)

                           FRESH FIELDS MARKETS, INC.


                         1994 DIRECTOR STOCK OPTION PLAN

                            (As Adopted May 11, 1994)

                           FRESH FIELDS MARKETS, INC.
                         1994 DIRECTOR STOCK OPTION PLAN


     1.   Purpose.

          The purpose of this Plan is to assist Fresh Fields Markets, Inc., a Delaware corporation (the "Company"), in attracting and retaining directors of exceptional ability by providing them an opportunity to acquire shares of the Company's Shares, thereby encouraging them to devote their abilities and service to the success of the Company's business enterprise.

     2.   Definitions.

          For purposes of the Plan:

          2.1 "Agreement" means the written agreement between the Company and an Optionee evidencing the grant of an Option and setting forth the terms and conditions thereof.

          2.2  "Board" means the Board of Directors of the Company.

          2.3 "Cause" means the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company.

          2.4 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, or other change in the corporate structure or otherwise.

          2.5  "Code" means the Internal Revenue Code of 1986, as amended.

          2.6  "Committee" means the Compensation Committee of the Board.

          2.7  "Company" means Fresh Fields Markets, Inc.

          2.8 "Eligible Director" means each member of the Board of the Company who is not and has never been an employee of the Company or any of its subsidiaries.

          2.9 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          2.10 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith from time to time.

          2.11 "Initial Public Offering" means the consummation of the first public offering of Shares pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission.

          2.12 "Option" means an option to purchase Shares which is granted under the Plan and is subject to the terms set forth herein.

          2.13 "Optionee" means a person to whom an Option has been granted under the Plan.

          2.14 "Plan" means the Fresh Fields Markets, Inc. 1994 Director Stock Option Plan.

          2.15 "Shares" means the common stock, par value $.01 per share, of the Company.

     3.   Administration.

          The Plan shall be administered by the Committee. The Committee, in administering the Plan, shall have such authority as may from time to time be determined by the Board.

     4.   Stock Subject to the Plan.

          4.1 The maximum number of Shares that may be made the subject of Options granted under the Plan is 100,000. Upon a Change in Capitalization, the maximum number of Shares shall be adjusted in number and kind pursuant to Section 6. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

          4.2 Upon the granting of an Option, the number of Shares available under Section 4.1 for the granting of further Options shall be reduced by the number of Shares in respect of which the Option is granted.

          4.3 Whenever any outstanding Option or portion thereof expires, is canceled or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option, the Shares allocable to the expired, canceled or otherwise terminated portion of the Option may again be the subject of Options granted hereunder.

     5.   Option Grants.

          5.1 Grant of Options. Subject to there being Shares available pursuant to Section 4.1, (i) on the effective date of the Plan each then Eligible Director shall be granted an Option to purchase 7,500 Shares, except that Howard Shultz and David Fuente each shall be granted an Option to purchase 20,000 Shares and
               (ii) each person who becomes an Eligible Director thereafter, as of the date he or she first becomes an Eligible Director, shall be granted an Option to purchase 7,500 Shares.

          5.2 Purchase Price. The per Share purchase price under each Option shall be the Fair Market Value of a Share on the date the Option is granted.

          5.3 Vesting. Each Option granted under the Plan shall become vested and exercisable with respect to 25% of the Shares covered thereby on each of the second, third, fourth and fifth anniversaries of the date of grant so that such Options are 100% vested and exercisable on the fifth anniversary of their grant. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

          5.4 Duration. Options granted hereunder shall be for a term ending on the date ten (10) years from the date of grant (the "Expiration Date"), provided, that if an Optionee's service as a director of the Company terminates for any reason (a "Termination"), the Option, to the extent not vested and exercisable on the date of the Termination, shall automatically terminate and the Option, to the extent vested and exercisable on the date of Termination shall be exercisable only until the earlier of the Expiration Date, or

               (i)  in the case of Termination by reason of death,  one (1) year
                    after   Termination,   at  which  point  the  Option   shall
                    terminate;

               (ii) in the case of any other  Termination  other than for Cause, three (3) months after the termination, at which point the Option shall terminate; and

               (iii)in the  case  of  Termination  for  Cause,  on the  date  of
                    Termination, at which point the Option shall terminate.

          5.5 Non-transferability. No Option granted hereunder shall be transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

          5.6 Method of Exercise. The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise by any one of the following methods: (i) cash, (ii) transferring Shares to the Company having a Fair Market Value equal to the exercise price or (iii) a combination of the foregoing. Notwithstanding the foregoing, the Committee may establish cashless exercise procedures which provide for the exercise of an Option and sale of the underlying Shares by a designated broker and delivery of the Shares by the Company to such broker. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

          5.7 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee, (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company, and (iv) the Optionee shall have delivered all documents required by the Committee in its sole discretion, including an executed stockholder's agreement. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions (including repurchase rights in favor of the Company) as may be set forth in the applicable Agreement.

     6.   Adjustment Upon Changes in Capitalization.

               (a) Subject to Section 7 hereof, in the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of Shares or other stock or securities with respect to which Options may be granted under the Plan, (ii) number of Shares with respect to which Options are to be granted to any Eligible Director during the term of the Plan pursuant to Section 5.1, and (iii) the number and class of Shares or other stock or securities which are subject to outstanding Options granted under the Plan, and the purchase price therefor, if applicable.

               (b) Subject to Section 7 hereof, if, by reason of a Change in Capitalization, an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the terms, conditions and restrictions which were applicable to the Shares subject to the Option prior to such Change in Capitalization.

     7.   Effect of Certain Transactions.

          Except as otherwise provided in an Agreement, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options issued hereunder shall continue in effect in accordance with their respective terms and each Optionee shall be entitled to receive, in respect of each Share subject to any outstanding Option upon exercise of the Option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the terms, conditions and restrictions which were applicable to the Options prior to such Transaction.

     8.   Termination and Amendment of the Plan.

          The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

                    (a) No such amendment, modification, suspension or termination shall impair or adversely alter any Options theretofore granted under the Plan, except with the consent of the Optionee, nor shall any amendment, modification, suspension or termination deprive any Optionee of any Shares which he or she may have acquired through or as a result of the Plan;

                    (b) To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations; and

                    (c) The provisions of Section 5 shall not be amended more often than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

     9.   Regulations and Other Approvals; Governing Law.

          9.1 Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of law principles. Nothing in the Plan shall be construed to give any person any rights whatsoever with respect to Shares, except as specifically provided in the Plan.

          9.2 Following an Initial Public Offering, the Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

          9.3 The Board from time to time may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority.

          9.4 The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee. Each Option is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

          9.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

          10. Effective Date. The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval, within twelve (12) months of the adoption of the Plan by the Board, by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held or to act by written consent, in either case in accordance with the applicable laws of the State of Delaware.

                           FRESH FIELDS MARKETS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


     Incentive Stock Option Agreement (the "Option") made effective as of the ____ day of __________, 199___, between Fresh Fields Markets, Inc. (the "Corporation"), and ______________________________ (the "Employee"), an employee of the Corporation, a Parent or a Subsidiary, pursuant to the Corporation's Second Amended and Restated 1991 Stock Incentive Plan, as amended to date and as it may be further amended from time to time (the "1991 Plan").

                              W I T N E S S E T H:

     WHEREAS, the 1991 Plan provides for the issuance of Stock Options, including Stock Options intended to qualify as "Incentive Stock Options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and

     WHEREAS, the Corporation and the Employee desire to enter into an agreement whereby the Corporation will grant the Employee an option to purchase shares of the Common Stock, and this Option is intended to qualify as an Incentive Stock Option;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and the Employee agree as follows:

     1.   Grant of Option

     Pursuant to the terms and conditions of the 1991 Plan and this Option, the Corporation hereby grants to the Employee an Option to purchase, as provided in
Section 3 hereof, all or any part of a total of ___________ shares of Common Stock (the "Option Shares"). This Option is expressly subject to all of the terms and conditions contained in this Option and in the 1991 Plan, which is hereby incorporated herein by reference. All capitalized terms not defined in this Option have the meanings specified in the 1991 Plan.

     2.   Purchase Price

     The price at which the Option Shares may be purchased shall be [_____] per share (the "Option Exercise Price"). This price is not less than the Fair Market Value of the Common Stock on the date of this Option.

     3.   Exercise of Option

     (a) Subject to the provisions of Sections 3(b), 3(c) and 4, and the right of the Corporation to accelerate the date upon which any or all of this Option becomes exercisable, the Employee shall be entitled to exercise this Option with respect to the percentage of the Option Shares as follows:

                                                             Percentage of
 Years Elapsed From the                                      Total Option
  Date of This Option                                     Shares Purchasable

2 or more, but not more than 10                                   25%
3 or more, but not more than 10                                   50%
4 or more, but not more than 10                                   75%
5 or more, but not more than 10                                  100%

     (b) The Employee shall not be entitled to exercise this Option under the provisions of this Section 3, in whole or in part, before the occurrence of both of the following events: (i) consummation of the first public offering of shares of the Corporation's Common Stock by the Corporation pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the "Initial Public Offering"); and (ii) registration of the Option Shares under the Securities Act of 1933. the Securities Exchange Act of 1934 and state securities laws.

     (c) Notwithstanding any provision of this Option to the contrary, in no event may this Option be exercised after 10 years from the date of this Option (the "Expiration Date").

     4.   Termination of Employment; Demotion

     (a) If the Employee ceases to be employed by the Corporation, a Parent, or a Subsidiary (a "Termination"), then this Option may be exercised only as to the Option Shares with respect to which the Employee could have exercised this Option on the date of Termination, and which Option Shares have not been previously purchased (and the Option with respect to all remaining Option Shares shall terminate immediately upon the Termination), until the earlier of the Expiration Date, or:

          (i) in the case of Termination by reason of death or Permanent and Total Disability, one year after termination of employment, after which time this Option shall terminate entirely;

          (ii) in the case of any other Termination, other than Termination for cause, three months after the termination of employment, after which time this Option shall terminate entirely;

          (iii)unless the Committee (as that term is defined in Section III(a) of the Plan) determines otherwise, in the case of Termination for cause, on the date of Termination, after which time this Option shall terminate entirely.

     (b) In the event the Employee takes an approved leave of absence from the Corporation which exceeds six consecutive months in duration, whether such leave of absence is paid or unpaid, this Option shall be treated as if the Employee had terminated his employment for reasons other than for cause under Section 4(a)(ii) as of the first day of the leave of absence;

          provided, however, that in the case of an approved leave of absence for a period consisting of six consecutive months or less, any portion of this Option which becomes exercisable during such leave of absence may not be exercised by the Employee until he returns to employment with the Corporation for a period of such number of consecutive days equal to the number of days constituting his leave of absence (or such lesser number as the Committee may approve); and further, provided, however, that the Committee, in its sole discretion, may treat an approved leave of absence of more than six consecutive months as not constituting a Termination other than for cause with respect to all or a portion of the Option Shares subject to this Option.

     (c) In the event the Employee is demoted, the Committee, in its sole discretion, may terminate this Option in whole or in part, and if it is terminated in part, it shall determine the extent to which, if any, the remaining Option Shares have become exercisable pursuant to
          Section 3 and the time or times at which any portion of this Option which is then unexercisable will become exercisable.

     5.   Nontransferability; Persons Able to Exercise

     This Option may not be transferred other than by will or the laws of descent and distribution. During the life of the Employee, only the Employee may exercise this Option. If the Employee dies while still employed by the Corporation, or within the periods specified in Section 4(a)(i) or (ii), this Option may be exercised by his executors, administrators, legatees or distributees, provided that such person or persons comply with the provisions of this Option applicable to the Employee.

     6.   Method of Exercising Option

     The Option may be exercised, in whole or in part, by written notice to the Corporation, containing an executed Notice of Exercise in the form of Attachment A, provided that the Corporation, in its discretion, may modify or augment these requirements as provided in Section 10 of this Option, or where appropriate because a person other than the Employee is exercising the Option pursuant to
Section 5. The written notice specified in this Section 6 must be accompanied by payment of the Option Exercise Price for the shares being purchased. Payment shall be made in cash, unless the Corporation, in its sole discretion, authorizes payment to be made in shares of the Corporation's Common Stock (valued at its Fair Market Value as most recently determined by the Committee (or, in its absence, the Board) for purposes of the Plan prior to the date of exercise) or a combination of such shares and cash. As soon as practical after receipt of this notice and payment, and subject to Section 10, the Corporation shall deliver a certificate or certificates representing the purchased Option Shares registered in the name of the person or persons exercising this Option. In the event this Option is exercised by any person other than the Employee, the notice shall be accompanied by appropriate proof of the right of such person to exercise this Option. All Option Shares purchased upon the exercise of this Option and payment of the full Option Exercise Price will be fully paid and nonassessable.

     7.   Stock Adjustments

     If there shall be any Change in Capitalization, appropriate adjustments in the total number and kind of shares subject to this Option and the Option Exercise Price, consistent with the requirements of the Code to insure that this Option will qualify as an Incentive Stock Option, shall be made by the Corporation as provided in the 1991 Plan.

     8.   No Rights Other than Those Expressly Created

     Neither  this Option nor any action taken  hereunder  shall be construed as
(i) giving the Employee any right to be retained in the employ of, or continue to be affiliated with, the Corporation, (ii) giving the Employee any equity or interest of any kind in any assets of the Corporation, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Employee and the Corporation. As to any claim for any unpaid amounts under this Option, any person having a claim for payments shall be an unsecured creditor. The Employee shall not have any of the rights of a stockholder with respect to any Option Shares until such time as this Option has been exercised and Option Shares have been issued.

     9.   Exercise for Cash

     If the Employee desires to exercise this Option in respect of any Option Shares, in accordance with Section 4 after his Termination, the Corporation, in lieu of issuing shares of Common Stock, may elect to make a cash payment to the Employee in respect of each such Option Share equal to the excess of the per share Fair Market Value as most recently determined by the Committee (or, in its absence, the Board) for purposes of the Plan over the Option Exercise Price. Such payment shall be in full satisfaction of the Corporation's obligations under this Option in respect of such Option Shares.

     10.  Compliance with Laws

     (a) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect or withhold income or other taxes from Employee upon the grant of this Option, the exercise of this Option, or at some other time. The Corporation may require, as a condition to the exercise of this Option or the issuance of Option Shares pursuant thereto, or demand, at such other time as it may consider appropriate, that the Employee pay the Corporation the amount of any taxes which the Corporation may determine is required to be collected or withheld, and the Employee shall comply with the requirement or demand of the Corporation.

     (b) Securities Law Compliance. Upon exercise (or partial exercise) of this Option, the Employee shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Option Shares in compliance with the provisions of applicable federal and/or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Option Shares upon any exercise of this Option until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. Furthermore, the Corporation is not obligated to register or qualify the shares of Common Stock to be issued upon exercise of this Option under federal and/or state securities laws (or to register or qualify them at any time thereafter, and it may refuse to issue such shares if, in its sole discretion, registration or exemption from registration is not practical or available. The Corporation may require that prior to the issuance or transfer of Option Shares upon exercise of this Option, the Employee enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and/or state securities laws. Certificates of Common Stock issued hereunder may bear a legend reflecting such restrictions.

     (c) General. No Option Shares shall be issued upon exercise of this Option unless and until the Corporation is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such Option Shares

     11.  Resale Restriction

     Employee or his transferee agrees, in connection with an Initial Public Offering, not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose of any shares of Common Stock purchased pursuant to this Option without the prior written consent of the Corporation or its underwriters, for such period of time from the effective date of the applicable registration statement as may be set by the Corporation or such underwriters.

     12.  Miscellaneous

     (a) Discretion of the Committee. Unless otherwise explicitly provided herein, the Committee, as defined in the Plan, shall make all determinations required to be made hereunder, including determinations required to be made by the Corporation, and shall interpret all provisions of this Option, as it deems necessary or desirable, in its sole and unfettered discretion. Such determinations and interpretations shall be binding and conclusive to the Corporation and the Employee.

     (b) $100.000 Limitation. As provided in Section IV(d) of the Plan, if the aggregate Fair Market Value of Common Stock with respect to which Corporation ISOs (determined without regard to Section IV(d) of the Plan) are exercisable for the first time by the Employee during any calendar year exceeds $100,000, a portion of such Corporation ISOs (which may include this Option) shall be treated as options which are not Incentive Stock Options. For purposes of this limitation, (i) options shall be taken into account in the order granted, and (ii) the Committee may designate that portion of any Corporation ISO (including this Option) that shall be treated as not an Incentive Stock Option if the provisions of this paragraph apply to a portion of any option, unless another treatment is required by the Code or regulations of the Internal Revenue Service. The foregoing designation may be made at such time as the Committee considers appropriate, including after the issuance of this Option or at the time of its exercise. For the purpose of this section, Fair Market Value shall be determined as of the time the option with respect to such stock is granted.

     (c) Reservation of Shares. During the term of this Option, the Corporation shall at all times reserve and keep available shares of Common Stock sufficient to satisfy the requirements of this Option.

     (d) Amendments. This Option may only be modified or amended by a writing signed by both parties.

     (e) Notices. Any notices required to be given under this Option shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:

     if to the Corporation:

                  Fresh Fields Markets, Inc.
                  4948 Boiling Brook Parkway
                  Rockville, Maryland 20852

     if to the Employee:

          [         ]

or to such other address as either party may designate under the provisions hereof.

     (f) Successors and Assigns. The rights and obligations of the Corporation under this Option shall inure to the benefit of and be binding upon the successors and assigns of the Corporation.

     (g) Applicable Law. All rights and obligations under this Option shall be governed by the laws of the State of Delaware.

     (h) Paragraph Headings. The paragraph headings used in this Option are for convenience or reference, and are not to be construed as part of this Option.

     (i)  Counterparts.   This   Agreement  may  be  executed  in  one  or  more
          counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Option as an instrument under seal effective as of the date written on the first page of this Option.

                                           FRESH FIELDS MARKETS, INC.


                                           By: ________________________________
                                               Mark S. Ordan, President

                                  ATTACHMENT A
                               NOTICE OF EXERCISE


Fresh Fields Markets, Inc.
4948 Boiling Brook Parkway
Rockville, Maryland 20852

Attention:        Treasurer

Gentlemen:

     Pursuant   to  our   Incentive   Stock   Option   Agreement   dated  as  of
_______________, I hereby elect to exercise this Option to the extent indicated:


_______________________________________________________________________________
    Number of Shares                  Per Share               Total
    Which I Elect to Purchase x       Price          =        Price


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


     Enclosed with this Notice of Exercise is full payment of the total price of the shares described above in the form of a check in the amount of $_________ payable to the order of the Corporation, and, if and to the extent the Committee has so authorized, shares of Common Stock of the Corporation properly endorsed and having a Fair Market Value equal to $__________.

     Kindly issue a certificate or certificates to me representing the shares of Common Stock which I am acquiring by this exercise, and deliver it to the address provided below.

Executed as of this ______ date of _______________, 199__.

                                           Very truly yours,


                                           ____________________________________
                                           [Name]


_______________________________________________________________________________
                                     Address

EXHIBIT 4(c)

                           FRESH FIELDS MARKETS, INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT


     Non-Qualified Stock Option Agreement (the "Option") made effective as of the ____ day of ______________, 199__ between Fresh Fields Markets, Inc. (the "Corporation"), and _______________________ (the "Employee"), an employee of the Corporation, a Parent or a Subsidiary, pursuant to the Corporation's Second Amended and Restated 1991 Stock Incentive Plan, as amended to date and as it may be further amended from time to time (the "1991 Plan").

                              W I T N E S S E T H:

     WHEREAS, the 1991 Plan provides for the issuance of Stock Options, including Stock Options which do not qualify as "Incentive Stock Options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and

     WHEREAS, the Corporation and the Employee desire to enter into an agreement whereby the Corporation will grant the Employee an option to purchase shares of the Common Stock, and this Option is not intended to qualify as an Incentive Stock Option;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Corporation and the Employee agree as follows:

     1.   Grant of Option

     Pursuant to the terms and conditions of the 1991 Plan and this Option, the Corporation hereby grants to the Employee an Option to purchase, as provided in
Section 3 hereof, all or any part of a total of _______ shares of Common Stock (the "Option Shares"). This Option is expressly subject to all of the terms and conditions contained in this Option and in the 1991 Plan, which is hereby incorporated herein by reference. This Option is not intended to be an Incentive Stock Option, as the term is described in Section 422 of the Internal Revenue Code of 1986, as amended. All capitalized terms not deemed in this Option have the meanings specified in the 1991 Plan.

     2.   Purchase Price

     The price at which the Option Shares may be purchased shall be $_______ per share (the "Option Exercise Price").

     3.   Exercise of Option

     Subject to the provisions of Section 4 and the right of the Corporation to accelerate the date upon which any or all of this Option becomes exercisable, the Employee shall be entitled to exercise this Option, in whole or in part, one year after the date hereof upon the occurrence of both of the following events:
(i) consummation of the first public offering of shares of the Corporation's Common Stock by the Corporation pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (the "Initial Public Offering"); and (ii) registration of the Option Shares under the Securities Act of 1933, the

Securities Exchange Act of 1934 and state securities laws. Notwithstanding any provision of this Option to the contrary, in no event may this Option be exercised after 10 years from the date of this Option (the "Expiration Date").

     4.   Termination of Employment; Demotion

          (a) If the Employee ceases to be employed by the Corporation, a Parent, or a Subsidiary (a "Termination"), then this Option may be exercised only as to the Option Shares with respect to which the Employee could have exercised this Option on the date of Termination, and which Option Shares have not been previously purchased (and the Option with respect to all remaining Option Shares shall terminate immediately upon the Termination), until the earlier of the Expiration Date, or:

               (i) in the case of Termination by reason of death or Permanent and Total Disability, one year after termination of employment, after which time this Option shall terminate entirely;

               (ii) in the case of any other Termination, other than Termination for cause, three months after the termination of employment, after which time this Option shall terminate entirely;

               (iii)unless  the  Committee  (as that term is  defined in Section
                    III(a) of the Plan) determines otherwise, in the case of Termination for cause, on the date of Termination, after which time this Option shall terminate entirely.

          (b) In the event the Employee takes an approved leave of absence from the Corporation which exceeds six consecutive months in duration, whether such leave of absence is paid or unpaid, this Option shall be treated as if the Employee had terminated his employment for reasons other than for cause under Section 4(a)(ii) as of the first day of the leave of absence; provided, however, that in the case of an approved leave of absence for a period consisting of six consecutive months or less, any portion of this Option which becomes exercisable during such leave of absence may not be exercised by the Employee until he returns to employment with the Corporation for a period of such number of consecutive days equal to the number of days constituting his leave of absence (or such lesser number as the Committee may approve); and further, provided, however, that the Committee, in its sole discretion, may treat an approved leave of absence of more than six consecutive months as not constituting a Termination other than for cause with respect to all or a portion of the Option Shares subject to this Option.

          (c) In the event the Employee is demoted, the Committee, in its sole discretion, may terminate this Option in whole or in part, and if it is terminated in part, it shall determine the extent to which, if any, the remaining Option Shares have become exercisable pursuant to Section 3 and the time or times at which any portion of this Option which is then unexercisable will become exercisable.

     5.   Nontransferability; Persons Able to Exercise

     This Option may not be transferred other than by will or the laws of descent and distribution. During the life of the Employee, only the Employee may exercise this Option. If the Employee dies while still employed by the Corporation, or within the periods specified in Section 4(a)(i) or (ii), this Option may be exercised by his executors, administrators, legatees or distributees, provided that such person or persons comply with the provisions of this Option applicable to the Employee.

     6.   Method of Exercising Option

     The Option may be exercised, in whole or in part, by written notice to the Corporation, containing an executed Notice of Exercise in the form of Attachment A, provided that the Corporation, in its discretion, may modify or augment these requirements as provided in Section 10 of this Option, or where appropriate because a person other than the Employee is exercising the Option pursuant to
Section 5. The written notice specified in this Section 6 must be accompanied by payment of the Option Exercise Price for the shares being purchased. Payment shall be made in cash, unless the Corporation, in its sole discretion, authorizes payment to be made in shares of the Corporation's Common Stock (valued at its Fair Market Value as most recently determined by the Committee (or, in its absence, the Board) for purposes of the Plan prior to the date of exercise) or a combination of such shares and cash. As soon as practical after receipt of this notice and payment, and subject to Section 10, the Corporation shall deliver a certificate or certificates representing the purchased Option Shares registered in the name of the person or persons exercising this Option. In the event this Option is exercised by any person other than the Employee, the notice shall be accompanied by appropriate proof of the right of such person to exercise this Option. All Option Shares purchased upon the exercise of this Option and payment of the full Option Exercise Price will be fully paid and nonassessable.

     7.   Stock Adjustments

     If there shall be any Change in Capitalization, appropriate adjustments in the total number and kind of shares subject to this Option and the Option Exercise Price shall be made by the Corporation as provided in the 1991 Plan.

     8.   No Rights Other Than Those Expressly Created

     Neither  this Option nor any action taken  hereunder  shall be construed as
(i) giving the Employee any right to be retained in the employ of, or continue to be affiliated with, the Corporation, (ii) giving the Employee any equity or interest of any kind in any assets of the Corporation, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Employee and the Corporation. As to any claim for any unpaid amounts under this Option, any person having a claim for payments shall be an unsecured creditor. The Employee shall not have any of the rights of a stockholder with respect to any Option Shares until such time as this Option has been exercised and Option Shares have been issued.

     9.   Exercise for Cash

     If the Employee desires to exercise this Option in respect of any Option Shares, in accordance with Section 4 after his Termination, the Corporation, in lieu of issuing shares of Common Stock, may elect to make a cash payment to the Employee in respect of each such Option Share equal to the excess of the per share Fair Market Value as most recently determined by the Committee (or, in its absence, the Board) for purposes of the Plan over the Option Exercise Price. Such payment shall be in full satisfaction of the Corporation's obligations under this Option in respect of such Option Shares.

     10.  Compliance with Laws

          (a) Withholding of Taxes. Pursuant to applicable federal, state, local or foreign laws, the Corporation may be required to collect or withhold income or other taxes from Employee upon the grant of this Option, the exercise of this Option, or at some other time. The Corporation may require, as a condition to the exercise of this Option or the issuance of Option Shares pursuant thereto, or demand, at such other time as it may consider appropriate, that the Employee pay the Corporation the amount of any taxes which the Corporation may determine is required to be collected or withheld, and the Employee shall comply with the requirement or demand of the Corporation.

          (b) Securities Law Compliance. Upon exercise (or partial exercise) of this Option, the Employee shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation to issue or transfer the Option Shares in compliance with the provisions of applicable federal and/or state securities laws. The Corporation, in its discretion, may postpone the issuance and delivery of Option Shares upon any exercise of this Option until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Corporation may consider appropriate. Furthermore, the Corporation is not obligated to register or qualify the shares of Common Stock to be issued upon exercise of this Option under federal and/or state securities laws (or to register or qualify them at any time thereafter, and it may refuse to issue such shares if, in its sole discretion, registration or exemption from registration is not practical or available. The Corporation may require that prior to the issuance or transfer of Option Shares upon exercise of this Option, the Employee enter into a written agreement to comply with any restrictions on subsequent disposition that the Corporation deems necessary or advisable under any applicable federal and/or state securities laws. Certificates of Common Stock issued hereunder may bear a legend reflecting such restrictions.

          (c) General. No Option Shares shall be issued upon exercise of this Option unless and until the Corporation is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such Option Share.

     11.  Resale Restriction

     Employee or his transferee agrees, in connection with an Initial Public Offering, not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose of any shares of Common Stock purchased pursuant to this Option without the prior written consent of the Corporation or its underwriters, for such period of time from the effective date of the applicable registration statement as may be set by the Corporation or such underwriters.

     12.  Miscellaneous

          (a) Discretion of the Committee. Unless otherwise explicitly provided herein, the Committee, as defined in the Plan, shall make all determinations required to be made hereunder, including determinations required to be made by the Corporation, and shall interpret all provisions of this Option, as it deems necessary or desirable, in its sole and unfettered discretion. Such determinations and interpretations shall be binding and conclusive to the Corporation and the Employee.

          (b) Reservation of Shares. During the term of this Option, the Corporation shall at all times reserve and keep available shares of Common Stock sufficient to satisfy the requirements of this Option.

          (c) Amendments. This Option may only be modified or amended by a writing signed by both parties.

          (d) Notices. Any notices required to be given under this Option shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:

               if to the Corporation:

                       Fresh Fields Markets, Inc.
                       4948 Boiling Brook Parkway
                       Rockville, Maryland 20852

               if to the Employee:

                       [          ]

               or to such other address as either party may designate under the provisions hereof.

          (e) Successors and Assigns. The rights and obligations of the Corporation under this Option shall inure to the benefit of and be binding upon the successors and assigns of the Corporation.

          (f) Applicable Law. All rights and obligations under this Option shall be governed by the laws of the State of Delaware.

          (g) Paragraph Headings. The paragraph headings used in this Option are for convenience or reference, and are not to be construed as part of this Option.

          (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Option as an instrument under seal effective as of the date written on the first page of this Option.

                                           FRESH FIELDS MARKETS, INC.


                                           By:_________________________________
                                                Mark S. Ordan, President

                                  ATTACHMENT A
                               NOTICE OF EXERCISE


Fresh Fields Markets, Inc.
4948 Boiling Brook Parkway
Rockville, Maryland 20852

Attention:        Treasurer

Gentlemen:

Pursuant   to  our   Non-Qualified   Stock   Option   Agreement   dated   as  of
________________, I hereby elect to exercise this Option to the extent indicated:

_______________________________________________________________________________
Number of Shares                            Per Share                  Total
Which I Elect to Purchase x                 Price             =        Price







     Enclosed with this Notice of Exercise is full payment of the total price of the shares described above in the form of a check in the amount of $_______ payable to the order of the Corporation, and, if and to the extent the Committee has so authorized, shares of Common Stock of the Corporation properly endorsed and having a Fair Market Value equal to $____________.

     Kindly issue a certificate or certificates to me representing the shares of Common Stock which I am acquiring by this exercise, and deliver it to the address provided below.

Executed as of this _____ date of _____________, 199_.

                                           Very truly yours,


                                           ____________________________________
                                           [Name]


_______________________________________________________________________________
                                     Address

                                  EXHIBIT 4(d)

                                 AMENDMENT NO. 1
                                       TO
                           FRESH FIELDS MARKETS, INC.
                         1994 DIRECTOR STOCK OPTION PLAN


     WHEREAS, the Fresh Fields Markets, Inc. 1994 Director Stock Option Plan (the "Plan") was approved as of May 11, 1994;

     WHEREAS, the Board of Directors proposes to amend the Plan to change the vesting period of options granted under the Plan in order to vest one hundred percent of options granted thereunder two years from the grant date;

     WHEREAS,  Section 8 of the Plan  authorizes the Board of Directors to amend
the  Plan  in  such  a  manner,   subject  to  the  approval  of  the  Company's
stockholders;

     NOW THEREFORE, the Plan hereby is amended as follows:

          1. Section 5.3 of the Plan is amended to read in its entirety as follows:

          5.3. Vesting. Each Option granted under the Plan shall become vested and exercisable with respect to 100% of the Shares covered thereby on the second anniversary of the date of the grant.

          2. This Amendment No. 1 shall be effective on January 26, 1995 with respect to any prior or future grant of options under the Plan, subject to the approval of the Company's stockholders in accordance with the Plan.

                                  EXHIBIT 4(e)

                           FRESH FIELDS MARKETS, INC.
                         DIRECTOR STOCK OPTION AGREEMENT

     Director Stock Option Agreement (the "Option") made effective as of the _______ day of ________________, 199___, between Fresh Fields Markets, Inc. (the "Company"), and (the "Director"), a director of the Company, pursuant to the Company's 1994 / Director Stock Option Plan (the "Plan").

                              W I T N E S S E T H:

     WHEREAS, the Plan provides for the granting of Options to Directors; and

     WHEREAS, the Company and the Director desire to enter into an agreement evidencing the grant of an Option to the Director pursuant to the Plan;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Director agree as follows:

     1.   Grant of Option

     Pursuant to the terms and conditions of the Plan and this Option, the Company hereby grants to the Director ah Option to purchase, as provided in
Section 3 hereof, all or any part of a total of ____________ Shares (the "Option Shares"). This Option is expressly subject to all of the terms and conditions contained in this Option and in the Plan, which is hereby incorporated herein by reference. All capitalized terms not defined in this Option have the meanings specified in the Plan.

     2.   Purchase Price

     The  price  at  which  the  Option   Shares  may  be  purchased   shall  be
$_____________ (the "Option Exercise Price").

     3.   Exercise of Option

     Subject to the provisions of Section 4, the Director shall be entitled to exercise this Option with respect to a percentage of the Option Shares as follows:

                                                      Percentage
     Years Elapsed From the                        of Total Option
      Date of This Option                         Shares Purchasable
      -------------------                         ------------------
2 or more, but not more than 10                          25%
3 or more, but not more than 10                          50%
4 or more, but not more than 10                          75%
5 or more, but not more than 10                         100%

Notwithstanding any provision of this Option to the contrary, in no event may this Option be exercised after 10 years from the date of this Option (the "Expiration Date").

     4.   Termination of Directorship

     If the Director ceases to serve as a director of the Company, (a "Termination"), then this Option may be exercised only as to the Option Shares with respect to which the Director could have exercised this Option on the date of Termination and which Option Shares have not been previously purchased (and the Option with respect to all remaining Option Shares shall terminate immediately upon the Termination), until the earlier of the Expiration Date, or:

          (i) in the case of Termination by reason of death, one year after the Termination, at which point the Option shall terminate;

          (ii) in the case of any other Termination, other than for Cause, three months after the Termination, at which point the Option shall terminate;

          (iii)in  the  case  of   Termination   for  Cause,   on  the  date  of
               Termination, at which point the Option shall terminate.

     5.   Nontransferability; Persons Able to Exercise

     This Option may not be transferred other than by will or the laws of descent and distribution. During the life of the Director, only the Director may exercise this Option. If the Director dies while still serving as a Director of the Company, or within the period specified in Section 4(ii), this Option may be exercised by his executors, administrators, legatees or distributees, provided that such person or persons comply with the provisions of this Option applicable to the Director.

     6.   Method of Exercising Option

     The Option may be exercised, in whole or in part, by written notice to the Company, containing an executed Notice of Exercise in the form of Attachment A, provided that the Company may modify or augment these requirements where appropriate because a person other than the Director is exercising the Option pursuant to Section 5. The written notice specified in this Section 6 must be accompanied by payment of the Option Exercise Price for the Option Shares being purchased. Payment shall be made in cash, Shares (valued at their Fair Market Value which, if the Shares are not then publicly traded, shall be the Fair Market Value as most recently established for purposes of the Company's 1991 Stock Incentive Plan) or a combination thereof. As soon as practical after receipt of this notice and payment, and subject to Sections 9 and 10, the Company shall deliver a certificate or certificates representing the purchased Option Shares registered in the name of the person or persons exercising this Option. In the event this Option is exercised by any person other than the Director, the notice shall be accompanied by appropriate proof of the right of such person to exercise this Option. All Option Shares purchased upon the exercise of this Option and payment of the full Option Exercise Price will be fully paid and nonassessable.

     7.   Stock Adjustments

     If there shall be any Change in Capitalization, appropriate adjustments in the total number and kind of shares subject to this Option and the Option Exercise Price shall be made by the Company as provided in the Plan.

     8.   No Rights Other than Those Expressly Created

     Neither  this Option nor any action taken  hereunder  shall be construed as
(i) giving the Director any right to be retained in the service of, or continue to be affiliated with, the Company, (ii) giving the Director any equity or interest of any kind in any assets of the Company, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Director and the Company. As to any claim for any unpaid amounts under this Option, any person having a claim for payments shall be an unsecured creditor. The Director shall not have any of the rights of a stockholder with respect to any Option Shares until such time as this Option has been exercised and Option Shares have been issued.

     9.   Repurchase Rights

          (a) In the event the Director ceases to serve as a director of the Company for any reason, the Company shall have the right to purchase, from the Director or any person to whom the Director has sold or otherwise transferred his interest (the Director and any such transferee collectively hereinafter referred to as a "Holder"), any and all shares of Common Stock issued hereunder upon exercise of this Option. This repurchase right shall be exercisable by the Company by a delivery of a repurchase notice (a "Notice") to the Holder at any time prior to an Initial Public Offering. The price payable to the Holder by the Company in connection with the Company's purchase of any Shares pursuant to this Section 9 shall be the Fair Market Value of the shares of Common Stock as most recently determined by the Committee (or, in its absence, the Board) for purposes of the Plan or the Company's Second Amended and Restated 1991 Stock Incentive Plan prior to the date of delivery of the Notice. The closing on the repurchase of Shares by the Company shall occur within sixty (60) days after the date of delivery of the Notice.

          (b) If, in accordance with Section 4, the Director desires to exercise this Option in respect of any Option Shares after his Termination, the Company, in lieu of issuing Shares, may elect to make a cash payment to the Director in respect of each such Option Share equal to the excess of the per share Fair Market Value (as described in Subsection 9(a) above) over the Option Exercise Price. Such payment shall be in full satisfaction of the Company's obligations under this Option in respect of such Option Shares.

          (c)  Each stock certificate  issued upon exercise of this Option prior
               to  an   Initial   Public   Offering   shall  bear  a  legend  in
               substantially the following form:

          This certificate and the shares of stock represented hereby are subject to the terms and conditions (including rights of repurchase) contained in the Fresh Fields Markets, Inc. 1994 Director Stock Option Plan (the "Plan") and a Director Stock Option Agreement (the "Agreement") between the registered owner of the shares represented hereby and Fresh Fields Markets, Inc. Release from such terms and conditions shall be made only in accordance with the provisions of the Plan and the Agreement, copies of which are on file in the office of the Secretary of Fresh Fields Markets, Inc.

     10.  Compliance with Laws

          (a) Securities Law Compliance. Upon exercise (or partial exercise) of this Option, the Director shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company to issue or transfer the Option Shares in compliance with the provisions of applicable federal and/or state securities laws. The Company, in its discretion, may postpone the issuance and delivery of Option Shares upon any exercise of this Option until completion of such registration or other qualification of such shares under any federal or state laws, or stock exchange listing, as the Company may consider appropriate. Furthermore, the Company is not obligated to register or qualify the Shares to be issued upon exercise of this Option under federal and/or state securities laws (or to register or qualify them at any time thereafter), and it may refuse to issue such Shares if, in its sole discretion, registration or exemption from registration is not practical or available. The Company may require that prior to the issuance or transfer of Option Shares upon exercise of this Option, the Director enter into a written agreement to comply with any restrictions on subsequent disposition that the Company deems necessary or advisable under any applicable federal and/or state securities laws. Certificates issued hereunder may bear a legend reflecting such restrictions.

          (b) General. No Option Shares shall be issued upon exercise of this Option unless and until the Company is satisfied, in its sole discretion, that there has been compliance with all legal requirements applicable to the issuance of such Option Shares.

     11.  Miscellaneous

          (a) Reservation of Shares. During the term of this Option, the Company shall at all times reserve and keep available Shares sufficient to satisfy the requirements of this Option.

          (b) Amendments. This Option may only be modified or amended by a writing signed by both parties.

          (c) Notices. Any notices required to be given under this Option shall be sufficient if in writing and if sent by certified mail, return receipt requested, and addressed as follows:

               if to the Company:

                    Fresh Fields Markets, Inc.
                    4948 Boiling Brook Parkway
                    Rockville, Maryland 20852

               if to the Director:

                    [          ]


               or to such other address as either party may designate under the provisions hereof.

          (d) Successors and Assigns. The rights and obligations of the Company under this Option shall inure to the benefit of and be binding upon the successors and assigns of the Company.

          (e) Applicable Law. All rights and obligations under this Option shall be governed by the laws of the State of Delaware.

          (f) Paragraph Headings. The paragraph headings used in this Option are for convenience or reference, and are not to be construed as part of this Option.

          (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Option as an instrument under seal effective as of the date written on the first page of this Option.


                                           FRESH FIELDS MARKETS, INC.


                                           By: ________________________________
                                                 Mark S. Ordan, President

                                           DIRECTOR:


                                           ____________________________________

                                  ATTACHMENT A
                               NOTICE OF EXERCISE


Fresh Fields Markets, Inc.
4948 Boiling Brook Parkway
Rockville, Maryland 20852

Attention:        Treasurer


Gentlemen:

     Pursuant to our Director Stock Option Agreement dated as of , I hereby elect to exercise this Option to the extent indicated:


_______________________________________________________________________________
Number of Shares                   Per Share                  Total
Which I Elect to Purchase    x     Price             =        Price

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________


     Enclosed with this Notice of Exercise is full payment of the total price of the Shares described above in the form of a check in the amount of $ payable to the order of the Company, and/or Shares properly endorsed and having a Fair Market Value equal to $ .

     Kindly issue a certificate or certificates to me representing the Shares which I am acquiring by this exercise, and deliver it to the address provided below.

Executed as of this ______ date of _____________________, 199_.


                                           Very truly yours,


                                           ____________________________________
                                           [Name]


_______________________________________________________________________________
                                     Address

                                   EXHIBIT 5

                                Crouch & Hallett
                   A Registered Limited Liability Partnership
                            ATTORNEYS AND COUNSELORS

                                 717 N HARWOOD
                                   SUITE 1400
                              DALLAS, TEXAS 75201


Writer's Direct Dial Number                          Telecopy: 214-953-3154
     (214) 953-0053


                                 August 30, 1996


Whole Foods Market, Inc.
601 North Lamar
Suite 300
Austin, Texas   78703

Gentlemen:

     We have served as counsel for Whole Foods Market, Inc., a Texas corporation (the "Company"), in connection with the Registration Statement on Form S-8 covering the sale of a maximum of 542,212 shares (the "Shares") of Common Stock, no par value, of the Company. The Shares are to be issued upon the exercise of options granted under the stock option plans of Fresh Fields Markets, Inc., a wholly owned subsidiary of the Company, described in the Registration Statement.

     We have examined such documents and questions of law as we have deemed necessary to render the opinion expressed below. Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered, are duly and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                           Very truly yours,

                                           /s/ Crouch & Hallett, L.L.P.
                                           Crouch & Hallett, L.L.P.

                                 EXHIBIT 23(a)

                         INDEPENDANT AUDITORS' CONSENT
_______________________________________________________________________________


The Board of Directors
Whole Foods Market, Inc.:

We consent to the use of our report incorporated herein by reference.


                                           /s/ KPMG Peat Marwick, L.L.P.
                                           KPMG Peat Marwick, L.L.P.

Austin, Texas
August 29, 1996